September 1, 2014

VECTOR GROUP LTD

VGR LISTED NYSE

Vector Group Ltd. is a holding company that owns Liggett Group LLC, Vector Tobacco Inc., Zoom E-Cigs LLC, and New Valley LLC. New Valley owns a 70.59% interest in Douglas Elliman Realty, LLC.

TOBACCO

- Fourth-largest cigarette manufacturer in the U.S. with a strong family of brands — *Pyramid, Grand Prix, Liggett Select, Eve* and *Eagle 20's* — representing 12% share of the discount market.
- Focused on brand strength and long-term profit growth, while continuing to evaluate opportunities to pursue incremental volume and margin growth.
- Annual cost advantage of approximately $160 million due to favorable treatment under the Master Settlement Agreement.
- The only cigarette company to have reached a comprehensive settlement resolving substantially all of the individual *Engle* progeny product liability cases pending in Florida. The *Engle* progeny cases have represented the most significant litigation against the U.S. cigarette industry in recent years.
- 2014 expiration of the Tobacco Transition Payment Program could yield substantial incremental free cash flow. TTPP payments were approximately $28.7 million in 2013.


Pyramid
LIGGETT SELECT
Eagle 20's
GRAND PRIX
EVE

E-CIGARETTES

- In 2014, entered e-cigarette category with national rollout of *Zoom*, a superior disposable product featuring Tobacco and Menthol flavors.


ZOOM
ZOOM

REAL ESTATE

- New Valley, which owns 70.59% of Douglas Elliman Realty, LLC, is a diversified real estate company that is seeking to acquire additional operating companies and real estate properties.
- New Valley has invested approximately $150 million, as of June 30, 2014, in a broad portfolio of 18 domestic and international real estate investments.
- Douglas Elliman is the largest residential real estate brokerage firm in the New York metropolitan area and the fourth-largest in the U.S.
- Douglas Elliman's closings totaled $16.6 billion for the twelve months ended June 30, 2014 and it has more than 5,000 agents and 70 offices throughout the New York metropolitan area, South Florida and Los Angeles.





EXECUTIVE MANAGEMENT

Howard M. Lorber
President and Chief Executive Officer

Richard J. Lampen
Executive Vice President

J. Bryant Kirkland III
Vice President, Chief Financial Officer and Treasurer

Marc N. Bell
Vice President, General Counsel and Secretary

Ronald J. Bernstein
President and Chief Executive Officer of Liggett Group LLC and Liggett Vector Brands LLC

COMPANY HIGHLIGHTS

- Headquartered in Miami with an executive office in Manhattan and tobacco operations in North Carolina
- Employs approximately 1,000 people
- Executive management and directors beneficially own 17% of the Company
- Reported cash of $506 million and investments with fair value of $289 million at June 30, 2014
- Recognized as one of America's Most Trustworthy Companies by ***Forbes*** in 2013

Forbes | 2013 AMERICA'S MOST TRUSTWORTHY COMPANIES

"Vector is a largely underfollowed company with a highly competent management team and numerous ways to unlock value"

Oppenheimer analyst Ian Zaffino
Barron's Online, August 14, 2014

Pro-Forma Adjusted EBITDA[1]


Tobacco
Real Estate
Corporate and Other
$179M
$193M
$237M
$248M
$174M
$186M
$199M
$206M
$20M
$21M
$51M
$61M
($15M)
($13M)
($14M)
($18M)
PF2011
PF2012
PF2013
LTM 6-2014

10-Year Stockholder Return


VGR Total Return 489% (19.4% CAGR) 2
S&P 500 Total Return 123% (8.4% CAGR) 2
500
400
300
200
100
0
2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014

Pro-Forma Adjusted Revenues LTM 6/30/14[1]


Tobacco
Real Estate
E-Cigarettes
$8M
$546M
TOTAL $1.563B
$1.009B

Liggett Vector Brands | Douglas Elliman REAL ESTATE | NEW VALLEY

[1] The Company's net income for the periods presented was $75M, $31M, $39M and $38M, respectively. The Company's revenues for LTM June 30, 2014 were $1.331B. Pro-forma Adjusted EBITDA and Pro-forma Adjusted Revenues are non-GAAP financial measures that are presented assuming the Company's acquisition of the additional 20.59% interest in Douglas Elliman Realty LLC, and the related purchase accounting adjustments, occurred prior to beginning of each period presented. For a reconciliation of Pro-forma Adjusted EBITDA to net income and Pro-forma Adjusted Revenues to revenues, please see the Appendix to the Investor Presentation, dated September 2014, included in on our Current Report on Form 8-K, filed on September 2, 2014.

[2] Assumes reinvestment of dividends received.

This summary contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We have identified these forward-looking statements using words such as "could" and similar expressions. These statements reflect our current beliefs. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause our actual results, performance or achievements to differ materially from those expressed in, or implied by, such statements.